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                                                                     EXHIBIT 5.1

[HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]


December 20, 2001

                                                             Main (650) 324-7000
                                                              Fax (650) 324-0638


Cepheid
1190 Borregas Avenue
Sunnyvale, California  94089-1302


                       Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Cepheid, a California corporation ("Cepheid"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") which Cepheid proposes to file with the Securities and Exchange Commission on or about December 20, 2001 for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the following securities of Cepheid with an aggregate offering price of up to $35,000,000: (i) common stock, no par value ("Common Stock"), (ii) one or more series of preferred stock, no par value ("Preferred Stock"), (iii) one or more series of senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (iv) warrants to purchase Common Stock or Preferred Stock ("Warrants", and together with the Common Stock, Preferred Stock and Debt Securities, the "Securities"). The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Common Stock, Preferred Stock and Warrants may be sold pursuant to a definitive underwriting, purchase or similar agreement (the "Underwriting Agreement") to be filed under a Current Report on Form 8-K. The Debt Securities may be issued under a senior indenture (the "Senior Indenture") and a subordinated indenture (the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), forms of which shall be filed with the Registration Statement. The Indentures may be entered into between Cepheid and one or more trustees chosen by Cepheid and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "Trustee"). The Warrants may be issued under one or more warrant agreements (each a "Warrant Agreement") proposed to be


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                                                                         Cepheid
                                                               December 20, 2001
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entered into between Cepheid and a financial institution identified therein as the warrant agent (each a "Warrant Agent") to be filed under a Current Report on Form 8-K.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) The Fifth Amended and Restated Articles of Incorporation of Cepheid, as amended to date, certified by the Secretary of State of the State of California as of December 18, 2001 and certified to us by an officer of Cepheid as being complete and in full force and effect as of the date of this opinion;

(b) The Bylaws of Cepheid, as amended to date, certified to us by an officer of Cepheid as being complete and in full force and effect as of the date of this opinion;

(c) A Certificate of an officer of Cepheid (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of Cepheid relating to the Registration Statement, and (ii) certifying as to certain factual matters;

(d) A Certificate of Good Standing relating to Cepheid issued by the Secretary of State of the State of California as of December 18, 2001;

(e)     A form of the Senior Indenture;

(f)     A form of the Subordinated Indenture;

(g)     The Registration Statement; and

(h) A Certificate of the transfer agent of Cepheid, as to the number of shares of common stock of Cepheid outstanding as of December 17, 2001.


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                                                                         Cepheid
                                                               December 20, 2001
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        This opinion is limited to the federal laws of the United States of
America and the laws of the State of New York and the State of California. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that:

        1. With respect to the issuance of any shares of Common Stock, (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Common Stock are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by Cepheid and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of Cepheid have taken all necessary corporate action to approve the issuance of the applicable shares of Common Stock and all matters related thereto; (v) the applicable shares of Common Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the applicable shares of Common Stock are offered and sold; (vii) appropriate certificates evidencing the applicable shares of Common Stock will be executed and delivered by Cepheid; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, will be paid for the applicable shares of Common Stock; and
(ix) all applicable securities laws are complied with, it is our opinion that, when issued and sold by Cepheid, the Common Stock will be validly issued, and fully paid and nonassessable.

        2. With respect to the issuance of any series of Preferred Stock, (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Preferred Stock are


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                                                                         Cepheid
                                                               December 20, 2001
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offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock has been duly authorized, executed and delivered by Cepheid and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of Cepheid have taken all necessary corporate action to approve the issuance of the applicable shares of Preferred Stock and all matters related thereto, including the adoption of a Certificate of Determination of Preferences relating to such Preferred Stock and the filing of the Certificate of Determination of Preferences with the Secretary of State of the State of California; (v) the applicable shares of Preferred Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Preferred Stock reserved for issuance when the applicable shares of Preferred Stock are offered and sold, and, if convertible, there will be a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon conversion of the Preferred Stock; (vii) appropriate certificates evidencing the applicable shares of Preferred Stock will be executed and delivered by Cepheid; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, will be paid for the applicable shares of Preferred Stock; and
(ix) all applicable securities laws are complied with, it is our opinion that, when issued and sold by Cepheid, the Preferred Stock will be validly issued, and fully paid and nonassessable.

        3. With respect to any series of Debt Securities, (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Debt Securities will be offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states have been complied with, (iv) the form of Senior and Subordinated Debt Securities and the terms of each series of Debt Securities have been duly authorized by all necessary corporate action on the part of Cepheid prior to their issuance, (v) the Indentures have been duly authorized, executed and delivered on behalf of the Trustee, (vi) each series of Debt Securities have been executed, authenticated and delivered on behalf of Cepheid prior to their issuance; (vii) if the Debt Securities are convertible, there are a sufficient number of authorized but unissued shares of Common Stock and/or Preferred Stock reserved for issuance upon conversion of the Debt Securities; and (viii) the Debt Securities have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus or


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                                                                         Cepheid
                                                               December 20, 2001
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Prospectus Supplement relating thereto, have been issued and sold in accordance with the Indenture, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Debt Securities, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, it is our opinion that the Debt Securities will be duly authorized and, when sold and after receipt of payment therefor, will constitute valid and binding obligations of Cepheid, enforceable against Cepheid in accordance with their terms, subject, as to enforcement, (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (b) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

        4. With respect to any Warrants, (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Warrants will be offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Warrants in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by Cepheid and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of Cepheid have taken all necessary corporate action to approve the issuance and terms of the applicable Warrants and associated Warrant Agreement and all matters related thereto; (vi) a Warrant Agreement conforming to the description thereof in the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been duly authorized, executed and delivered by Cepheid and the Warrant Agent named therein; (vii) there are a sufficient number of authorized but unissued shares of Common Stock and/or Preferred Stock reserved for issuance upon exercise of the Warrants; (viii) the applicable Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of Cepheid in accordance with the provisions of the Warrant Agreement, have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, have been issued and sold in accordance with the Warrant Agreement, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Warrants, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus


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                                                                         Cepheid
                                                               December 20, 2001
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Supplement relating thereto; and (ix) all applicable securities laws are complied with, it is our opinion that the applicable Warrants will be valid and binding obligations of Cepheid, enforceable against Cepheid in accordance with their respective terms, subject, as to enforcement, (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (b) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

        We further advise you that:

        A. As noted, the enforceability of the Debt Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Debt Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Debt Securities and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

        B. The enforceability of the Debt Securities is subject to the effects of (i) Section 1-102 of the New York Uniform Commercial Code (the "New York UCC"), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the New York UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the New York UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

        C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

        D. Provisions of the Debt Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created
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                                                                         Cepheid
                                                               December 20, 2001
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                modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus or any Prospectus Supplements thereto constituting a part of the Registration Statement.

                                    Very truly yours,

                                    /s/Heller Ehrman White & McAuliffe LLP